                                                                    EXHIBIT 3.11


                               OPERATING AGREEMENT
                                       OF
                              TRANSCOR AMERICA, LLC

        THIS OPERATING AGREEMENT (the "Agreement") among the parties whose signatures appear below (the "Members") is made and entered into as of the 20th day of December, 2000.

                                    ARTICLE I
                                    FORMATION

        1.1 FORMATION. The Members hereby form a member-managed limited liability company pursuant to the Tennessee Limited Liability Company Act (the "Act")

        1.2 NAME. The name of the limited liability company shall be TransCor America, LLC (the "Company").

        1.3 ARTICLES OF ORGANIZATION. The Articles of Organization (the "Articles"), filed with the Secretary of State of the State of Tennessee on January 10, 2000, are hereby adopted and ratified by the Members. In the event of a conflict between the terms of this Agreement and the terms of the Articles, the terms of the Articles shall prevail.

        1.4 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Act.

                                   ARTICLE II
                               PURPOSE AND POWERS

        2.1 PURPOSE. The purpose of the Company shall be to engage in any lawful business.

        2.2 POWERS. In furtherance of the foregoing purpose, the Company shall have the full power and authority to conduct its business as provided by the Act and applicable law.

                                   ARTICLE III
                                     CAPITAL

        3.1 CAPITAL ACCOUNTS. A capital account shall be established on the books of the Company for each Member. Each such capital account shall be established and maintained in accordance with the provisions of Treas. Reg.ss.1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent therewith.

        3.2 CAPITAL CONTRIBUTIONS. Each Member has made a contribution to the capital of the Company in exchange for the Percentage Interest set forth on Schedule A attached hereto.

        3.3 ADDITIONAL CAPITAL CONTRIBUTIONS. No additional capital contributions shall be required of any Member. No Member may contribute additional capital to the Company without the prior unanimous written consent of the Members.

        3.4 NO RIGHT TO WITHDRAW CAPITAL. No Member shall have the right to demand the return of, or otherwise withdraw such Member's capital or to receive any specific property of the Company, except as specifically provided in this Agreement. No Member shall have the right to demand and receive property other than cash in return for his capital.

        3.5 NO INTEREST ON CAPITAL. No interest shall be paid on capital contributions or on balances of capital accounts.

                                   ARTICLE IV
                        ALLOCATION OF PROFITS AND LOSSES;
                            DISTRIBUTION OF CASH FLOW

        4.1 ALLOCATIONS OF PROFITS AND LOSSES. All Company net profits and net losses, and each item of income and expense related thereto, from whatever source derived (except for such items relating to property contributed to the Company by a Member, which shall be allocated pursuant to Section 704(c) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder), shall be allocated to the Members according to their respective percentage interests as set forth on Schedule A attached hereto (the "Percentage Interests"). The Chief Manager shall keep accurate records to reflect any and all changes which may occur in the Percentage Interests of the Members from time to time.

        4.2 DISTRIBUTIONS TO MEMBERS. Distributions (in cash or in kind) shall be made by the Company to the Members in such amounts and at such times as the Members shall determine. All distributions shall be made in accordance with the Percentage Interests of the Members (except for distributions upon the dissolution and winding up of the Company which shall be made in the manner hereinafter provided).

        4.3 STATEMENTS OF MEMBERSHIP INTERESTS. Upon the written request of any Member, the Secretary shall promptly advise such Member of the particular Membership Interest owned by such Member as of the date such written statement is issued by the Secretary. Any such written statement of Membership Interest shall not be deemed to be a certificated security, a negotiable instrument, nor a bond or stock and shall not be a vehicle by which any transfer of any Member's interest in the Company may be effected.

                                    ARTICLE V
                            MEMBERS AND VOTING RIGHTS

        5.1 MEMBERSHIP VOTING POWER. Each Member shall have voting power equal to such Member's Percentage Interest (determined without regard to any assignment of such Member's

Financial Rights) as shown on Schedule A. At any meeting of the Members, each Member present (in person or by proxy) and entitled to vote shall have a number of votes equal to such Member's Percentage Interest. At any meeting of the Members at which a quorum is present (in person or by proxy), a majority of the Membership voting power present (in person or by proxy) at the time the vote is taken is required to take action on a matter unless a vote of greater proportion is otherwise required by this Agreement, the Articles or the Act.

        5.2 MEETINGS. Meetings of all Members may be called by the Chief Manager, Secretary or any Member by mailing notice to all Members no fewer than ten days and no more than two months before the meeting date, stating the purpose or purposes of such meeting. Any such meetings shall be held at the principal place of business of the Company or such other place as may be designated in the notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance by a Member at a meeting is a waiver of notice of such meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not otherwise participate in the consideration of any matter at the meeting. A meeting may take place by telephone conference call or any other form of electronic communication through which the Members may simultaneously hear each other. Such meeting shall be deemed to be held at the principal executive office of the Company or at the place properly named in the notice calling the meeting.

        5.3 QUORUM REQUIREMENTS FOR MEETINGS. The Members present (in person or by proxy) and holding a majority of the Membership voting power at any meeting shall constitute a quorum for the transaction of business. Once a Member is represented at any meeting, such Member is deemed to be present for the remainder of that meeting and for any adjournment. A meeting may be adjourned, and notice of an adjourned meeting is not necessary if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

        5.4 ACTION WITHOUT A MEETING. Action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members holding a majority of the Membership voting power entitled to vote and delivered to the Secretary of the Company for filing with the Company records.

        5.5 ADMISSION OF NEW MEMBERS. Except as provided in Article 10 of this Agreement, no other person shall be made a Member without the written approval of the Members holding 100% of the Percentage Interests.

        5.6 NO POWER OR RIGHT TO WITHDRAW FROM MEMBERSHIP IN COMPANY. Except as provided in Section 10.2, no Member shall have the power or right to withdraw, resign or retire from the Company prior to the expiration of the term of the Company as provided herein and any attempt by a Member to withdraw, retire or resign from the Company prior to the expiration of the term shall be null and void.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

        6.1 MEMBER-MANAGED. The Company shall be a "member-managed" limited liability company as such term is defined in the Act. The management and control of the Company shall rest with the Members exclusively in their membership capacity. The Members shall have all the rights and powers that may be possessed by Members under the Act (as modified by this Agreement or the Articles).

        6.2 OFFICERS TO ACT FOR COMPANY. Each Member has the power to bind the Company as an agent in the normal course of business of the Company. However, the Members covenant and agree that they will not exercise such authority except in their capacity as officers of the Company, it being the intention of the Members that all actions taken by the Company shall be taken through its officers.

                                   ARTICLE VII
                                    OFFICERS

        7.1 OFFICERS. The Company shall at all times have at least two officers, those being the Chief Manager and the Secretary. The Company may have additional officers who shall perform such duties as may be prescribed by the Members upon their election. An officer of the Company need not be a Member.

        7.2 DUTIES OF THE PERSON HOLDING THE OFFICE OF CHIEF MANAGER. The Chief Manager shall have the duty to manage the day-to-day operations of the Company and to perform other duties customarily performed by a chief executive officer.

        7.3 DUTIES OF THE PERSON HOLDING THE OFFICE OF SECRETARY. The Secretary shall have the duty to maintain the records of all proceedings of the Members and to perform other duties customarily performed by a secretary.

        7.4 ELECTION OF OFFICERS. All officers, including the Chief Manager and the Secretary, shall be elected by the Members.

        7.5 COMPENSATION OF OFFICERS. No officer shall receive any compensation from the Company without the prior approval of the Members.

        7.6 REMOVAL AND RESIGNATION OF OFFICERS. The Members may remove any officer, including the Chief Manager and the Secretary, with or without cause. The Members may eliminate any officer position other than that of the Chief Manager and the Secretary. Any officer may resign upon 30 days prior written notice to the Members, but such resignation shall not affect such person's status, if any, as a Member. Upon the death, resignation or removal of the Chief Manager, the Members shall immediately vote to appoint a new Chief Manager. Upon the death, resignation or removal of the Secretary, the Members shall immediately vote to appoint a new Secretary.

        7.7 OTHER ACTIVITIES. Any officer or Member may engage in other activities, including those of a nature which are the same as or similar to the business of the Company, without any duty or obligation to account to the Company in connection therewith.

                                  ARTICLE VIII
                                 INDEMNIFICATION

        8.1 INDEMNIFICATION. The Company shall indemnify all of its officers and Members to the fullest extent of and in accordance with the Act as now in effect or hereafter amended.

                                   ARTICLE IX
                                 FISCAL MATTERS

        9.1 BOOKS AND RECORDS. Full and accurate books and records of the Company shall be maintained at its principal executive office showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business, operations and affairs. All Members shall have access at reasonable times to the books and records of the Company, during regular business hours, at the Company's principal executive office.

        9.2 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

        9.3 TAX STATUS. Solely for purposes of the United States federal income tax laws, each of the Members hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. The filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

        9.4 BANK ACCOUNTS. All funds of the Company shall be deposited in its name at its principal financial institution, or at any other financial institutions approved by the Members.

        9.5 TAX MATTERS MEMBER. The Chief Manager shall be the initial Tax Matters Member ("TMM"). The TMM shall promptly give notice to all Members of any administrative or judicial proceeding pending before the Internal Revenue Service involving any Company item and the progress of any such proceeding. The TMM shall have all the powers provided to a tax matters partner under Sections 6221 through 6233 of the Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Company item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Company items. The TMM may resign such position by giving 30 days written notice to all Members, whereupon the Members shall promptly vote to designate a new TMM. The Members may, without cause, remove the TMM, whereupon the Members shall promptly vote to designate a new TMM. The TMM shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Company.

                                    ARTICLE X
                        TRANSFER OF MEMBERSHIP INTERESTS

        10.1 TRANSFER RESTRICTIONS. No Member may sell, assign, encumber, pledge, grant a security interest in or otherwise dispose of, voluntarily or involuntarily, in whole or in part, its Membership Interest without the prior written consent of a majority of the remaining Members, and any attempt to do so shall be void and of no force or effect, and shall constitute a breach of this Agreement. Notwithstanding the foregoing, the transfer, conveyance or disposition of Membership Interest by any Member, without consideration, to a member of the Member's immediate family or to a family limited partnership or other estate or tax planning entity controlled by the Member shall not require the prior written consent of a majority of the remaining Members. In the event that, pursuant to this Article 10, any Member transfers or assigns its Membership Interest to any person or entity other than one or more of the other Members or the Company, no such transfer shall become effective until the proposed transferee agrees in writing to assume and be bound by all the obligations and restrictions to which the transferor Member is subject under the terms of this Agreement and any further agreement with respect to the business of the Company.

        10.2 MEMBER RESIGNATION. Any Member may resign from the Company at any time upon not less than six (6) month's prior written notice to each other Member. No Member shall be entitled to any distribution from the Company as a result of his resignation. A resigned Member shall have no right to vote on any matter to be determined by the Members. A resigned Member shall have no liability or obligation to make any additional contribution of capital to the Company determined by the Members subsequent to his resignation.

        10.3 EXPULSION OF A MEMBER. The Members and the Company shall not have any power or authority to expel any Member for any reason, whether with or without cause.

                                   ARTICLE XI
                   TERM, DISSOLUTION, WINDING UP, TERMINATION

        11.1 TERM. The term of the Company shall commence on the date as of which the Articles were filed with the Secretary of the State of Tennessee and shall continue for 50 years therefrom, unless earlier terminated in accordance with the provisions hereof or as provided by law.

        11.2 EVENTS CAUSING DISSOLUTION. The occurrence of any event listed in
Section 48-245-101(a)(5)(A)-(K) of the Act (or any successor sections) shall not cause the dissolution of the Company. The Company shall be dissolved and its affairs wound up only:

               (a) Upon the expiration of the term of the Company stated above;
        or

               (b) Upon the written consent of Members holding a majority of the Percentage Interests in the Company.

        11.3 WINDING UP AFFAIRS UPON DISSOLUTION. Upon dissolution of the Company, the officers or the other persons required or permitted by law to carry out the winding up of the affairs of the Company shall cause the following steps to be taken:

               (a) NOTIFY MEMBERS. The Company shall promptly notify all Members of such dissolution and proceed to wind up the affairs of the Company.

               (b) FILE NECESSARY DOCUMENTS. The Company shall prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Company.

               (c) PAY CREDITORS. The Company shall pay all outstanding liabilities and expenses of the Company.

               (d) ESTABLISH RESERVES. The Company shall establish such reserves for unknown or contingent liabilities as are appropriate.

               (e) DISTRIBUTE REMAINING ASSETS TO MEMBERS. The Company shall distribute any remaining assets to the Members in accordance with their respective capital accounts (after giving effect to the allocation of all net profits or net losses.) In the event of a distribution of assets in kind (in whole or in part) the fair market value of such assets shall be determined. Each Member shall receive an undivided interest in the assets of the Company equal in value to the portion of the proceeds to which such Member would have been entitled if such assets had been sold or otherwise converted to cash at such assets' fair market values and the distribution had been solely in the form of a cash distribution. Division of such property may be made on a non pro rata basis upon the consent of all of the Members, such that certain Members own certain assets while other Members own other assets.

               (f) TERMINATION. The Members shall officially terminate the Company when its affairs have been wound up and the distribution of its assets has been completed.

                                   ARTICLE XII
                               GENERAL PROVISIONS

        12.1 WAIVER OF RIGHT TO PARTITION. As a material inducement to each Member to execute this Agreement, each Member covenants and represents to each other Member that, during the existence of the Company, no Member, nor his heirs, representatives, successors, transferees or assigns, shall attempt to make any partition of any Company assets, whether now owned or hereafter acquired, and each Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale.

        12.2 NOTICES. All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given three (3) business days after mailing if sent by hand delivery or by United States mail, postage prepaid, addressed:

               (a)     TO THE COMPANY

                       TransCor America, LLC
                       10 Burton Hills Boulevard
                       Nashville, Tennessee  37215

               (b) TO MEMBERS. In the case of any Member, to the address of such Member set forth in the records of the Company.

         12.3 INTEGRATION. This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, among and between the Members relating to the subject matter hereof.

         12.4 APPLICABLE LAW. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the substantive laws of the State of Tennessee.

         12.5 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

         12.6 BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, executors, administrators, successors, transferees and assigns. The attached resolutions are hereby approved, adopted and ratified by the Members.

         12.7 TERMINOLOGY. As the context may require, all personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, as appropriate. Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

        12.8 AMENDMENT. This Agreement may be amended, modified or supplemented only by a writing executed by the holders of all of the Governance Rights and Financial Rights.


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         IN WITNESS WHEREOF, this Agreement is hereby executed and effective as of the date first set forth above.

                                       CCA OF TENNESSEE, INC.



                                       By: /s/ Todd Mullenger
                                           -----------------------------------

                                       Its: VP-Finance
                                            ----------------------------------

                                   SCHEDULE A
                                       TO
                               OPERATING AGREEMENT


                                     MEMBERS



Name                                                 Percentage Interest
----                                                 -------------------

CCA of Tennessee, Inc.                                      100%